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                                                                    EXHIBIT 99.1

                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                            DEBT SECURITIES RATINGS


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                                         Standard          Moody's
                                         & Poor's        Investors
                                      Corporation          Service      Fitch Inc.
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Household Finance Corporation
   Senior debt                                  A               A2              A
   Senior subordinated debt                   A-                A3              A-
   Commercial paper                           A-1              P-1              F-1
Household Bank (Nevada) N.A.
   Senior debt                                  A               A2              A
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